POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS,
that the person whose signature appears
below hereby revokes all prior powers
 granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Christopher J. Bricker,
Eric C. Freed, Stephen J. Laffey and
Emilie D. Wrapp and each of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities, solely for the purpose of executing his Initial Statement of Beneficial
Ownership on Form 3 and any subsequent
Statement of Changes in Beneficial
Ownership on Form 4 or Annual Statement
of Changes in Beneficial Ownership on
Form 5, and any amendments thereto, with respect to the securities of the AllianceBernstein Multi-Manager
Alternative Fund, and filing the same,
and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.


 Stuart Davies


Dated: November 29, 2017